EXHIBIT 99.1

Spirit Airlines Reports First Quarter 2017 Results

MIRAMAR, Fla., April 28, 2017 - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported first quarter 2017 financial results.

•	GAAP net income for the first quarter 2017 was $31.9 million ($0.46 per diluted share), or $35.6 million ($0.51 per diluted share)[1] excluding special items.

•	GAAP operating margin for the first quarter 2017 was 10.0 percent, or 11.0 percent excluding special items[1].

•	Spirit ended the first quarter 2017 with unrestricted cash, cash equivalents, and short-term investments of $918.4 million.

•	Spirit's return on invested capital (before taxes and excluding special items) for the twelve months ended March 31, 2017 was 21.0 percent[2].

“During the first quarter, our team did an excellent job serving our customers while overcoming challenges caused by the tragic Fort Lauderdale airport event in early January, as well as dealing with various winter storms. Despite these and other challenges, we continue to make progress in improving our operational reliability. Our on-time performance3 improved 10.2 percentage points to 75.5 percent for the first quarter 2017. While we still have a ways to go to reach our desired operational goals, I thank the entire Spirit team for their contributions,” said Bob Fornaro, Spirit’s President and Chief Executive Officer.

Revenue Performance
For the first quarter 2017, Spirit's total operating revenue was $591.7 million, an increase of 10.0 percent compared to the first quarter 2016, driven by an 11.9 percent increase in flight volume.

Total revenue per available seat mile (TRASM) for the first quarter 2017 decreased 4.2 percent compared to the same period last year, driven primarily by the calendar shift of Easter which is estimated to have accounted for approximately 3.5 percentage points of the year-over-year decline.  In addition, it is estimated that the tragic Fort Lauderdale airport event and winter storm Helena together contributed another 0.75 percentage points of decline year over year in the first quarter 2017 TRASM.

On a per passenger flight segment basis, total revenue for the first quarter 2017 decreased 1.5 percent year over year to $106.24.

Cost Performance
For the first quarter 2017, total GAAP operating expense, including special items of $5.9 million4 primarily related to lease termination charges, increased 21.9 percent, or $95.5 million, year over year to $532.3 million. Adjusted operating expense for the first quarter 2017 increased 25.2 percent, or $106.0 million to $526.5 million5. The increase in both GAAP and adjusted operating expense was primarily driven by higher fuel rates and an increase in flight volume.

Aircraft fuel expense increased in the first quarter 2017 by 62.6 percent, or $53.8 million, compared to the same period last year, due to a 45.1 percent increase in the cost of fuel per gallon and a 12.1 percent increase in fuel gallons consumed.

Spirit reported first quarter 2017 cost per available seat mile ("ASM"), excluding special items and fuel (“Adjusted CASM ex-fuel”), of 5.62 cents5, an increase of 0.5 percent compared to the same period last year, driven primarily by higher depreciation and amortization and other operating expenses per ASM, largely offset by lower salaries, wages and benefits and lower aircraft rent per ASM.

"Although our TRASM for the first quarter 2017 was down year over year, primarily due to the timing shift of Easter, we continue to see good traction from our ticket and non-ticket revenue initiatives. Furthermore, our booking trends for the second quarter 2017 indicate we will see solid sequential improvement in TRASM, even without including the benefit from the Easter holiday shift," said Ted Christie, Spirit's Executive Vice President and Chief Financial Officer. "On the cost side, our team did a good job holding the line on Adjusted CASM ex-fuel despite headwinds from amortization expense related to heavy maintenance events, depreciation related to purchased aircraft, and higher ground handling rates and other inflationary pressures that resulted in higher other operating expense."

Labor
Spirit and its pilots, represented by the Airline Pilots Association, remain in open contract negotiations under the supervision of the National Mediation Board.

Fleet
Spirit took delivery of three new A321ceo aircraft and two used A319 aircraft during the first quarter 2017, ending the quarter with 100 aircraft in its fleet.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, April 28, 2017, at 9:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NASDAQ: SAVE) is committed to offering the lowest total price to the places we fly, on average much lower than other airlines. Our customers start with an unbundled, stripped-down Bare Fare™ and get Frill Control™ which allows them to pay only for the options they choose - like bags, seat assignments and refreshments - the things other airlines bake right into their ticket prices. We help people save money and travel more often, create new jobs and stimulate business growth in the communities we serve. With our Fit Fleet™, the youngest fleet of any major U.S. airline, we operate more than 440 daily flights to 60 destinations in the U.S., Latin America and the Caribbean. Come save with us at www.spirit.com.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes

(1)	See "Reconciliation of Adjusted Net Income, Adjusted Pre-tax Income, and Adjusted Operating Income to GAAP Net Income" table below for more details.

(2)	See "Calculation for Return on Invested Capital" table below for more details.
(3) As defined by the Department of Transportation.

(4)	See "Special Items" table for more details.

(5)	See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Statement of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended
	March 31,		Percent
	2017	2016	Change
Operating revenues:
Passenger	$299,762	$272,626	10.0
Non-ticket	291,984	265,517	10.0
Total operating revenues	591,746	538,143	10.0

Operating expenses:
Salaries, wages and benefits	127,138	116,410	9.2
Aircraft fuel	139,782	85,982	62.6
Aircraft rent	57,070	52,202	9.3
Landing fees and other rents	40,448	34,807	16.2
Depreciation and amortization	31,509	23,109	36.3
Maintenance, materials and repairs	26,312	20,940	25.7
Distribution	26,498	22,933	15.5
Special charges	4,776	16,202	nm
Loss on disposal of assets	1,105	214	nm
Other operating	77,703	64,045	21.3
Total operating expenses	532,341	436,844	21.9

Operating income	59,405	101,299	(41.4)

Other (income) expense:
Interest expense	12,473	8,060	54.8
Capitalized interest	(3,580)	(3,325)	7.7
Interest income	(1,313)	(1,566)	(16.2)
Other expense	3	70	nm
Total other (income) expense	7,583	3,239	nm

Income before income taxes	51,822	98,060	(47.2)
Provision for income taxes	19,887	36,140	(45.0)
Net income	$31,935	$61,920	(48.4)
Basic earnings per share	$0.46	$0.87	(47.1)
Diluted earnings per share	$0.46	$0.86	(46.5)

Weighted average shares, basic	69,348	71,572	(3.1)
Weighted average shares, diluted	69,592	71,777	(3.0)

SPIRIT AIRLINES, INC.
Statements of Comprehensive Income
(unaudited, in thousands)

	Three Months Ended
	March 31,
	2017	2016
Net income	$31,935	$61,920
Unrealized gain (loss) on short-term investment securities, net of deferred taxes of ($8) and $0	(13)	—
Interest rate derivative losses reclassified into earnings, net of taxes of $31 and $33	53	57
Other comprehensive income (loss)	$40	$57
Comprehensive income	$31,975	$61,977

SPIRIT AIRLINES, INC.
Balance Sheets
(unaudited, in thousands)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$818,110	$700,900
Short-term investment securities	100,294	100,155
Accounts receivable, net	48,692	41,136
Aircraft maintenance deposits	125,758	87,035
Prepaid expenses and other current assets	53,677	46,619
Total current assets	1,146,531	975,845

Property and equipment:
Flight equipment	1,608,959	1,461,525
Ground property and equipment	136,126	126,206
Less accumulated depreciation	(140,535)	(122,509)
	1,604,550	1,465,222
Deposits on flight equipment purchase contracts	330,523	325,688
Long-term aircraft maintenance deposits	170,631	199,415
Deferred heavy maintenance, net	71,870	75,534
Other long-term assets	114,509	110,223
Total assets	$3,438,614	$3,151,927

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	39,612	15,193
Air traffic liability	308,958	206,392
Current maturities of long-term debt	92,672	84,354
Other current liabilities	231,932	226,011
Total current liabilities	673,174	531,950

Long-term debt, less current maturities	991,722	897,359
Deferred income taxes	327,660	308,143
Deferred gains and other long-term liabilities	17,712	19,868
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	553,820	551,004
Treasury stock, at cost	(219,726)	(218,692)
Retained earnings	1,095,568	1,063,633
Accumulated other comprehensive loss	(1,323)	(1,345)
Total shareholders’ equity	1,428,346	1,394,607
Total liabilities and shareholders’ equity	$3,438,614	$3,151,927

SPIRIT AIRLINES, INC.
Statement of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016
Operating activities:
Net income	$31,935	$61,920
Adjustments to reconcile net income to net cash provided by operations:
Losses reclassified from other comprehensive income	84	90
Equity-based compensation	2,816	1,790
Allowance for doubtful accounts (recoveries)	(30)	25
Amortization of deferred gains and losses and debt issuance costs	3,351	1,968
Depreciation and amortization	31,509	23,109
Deferred income tax expense	19,474	21,066
Loss on disposal of assets	1,105	214
Lease termination costs	4,776	16,202
Changes in operating assets and liabilities:
Accounts receivable	(7,526)	(4,229)
Aircraft maintenance deposits	(12,774)	(12,311)
Prepaid income taxes	(846)	72,278
Long-term deposits and other assets	(21,267)	(8,495)
Accounts payable	18,937	4,703
Air traffic liability	102,207	46,473
Other liabilities	298	33,296
Other	113	—
Net cash provided by operating activities	174,162	258,099
Investing activities:
Purchase of available-for-sale investment securities	(24,490)	—
Proceeds from the maturity of available-for-sale investment securities	24,219	—
Pre-delivery deposits for flight equipment, net of refunds	(44,752)	(50,358)
Capitalized interest	(1,647)	(2,575)
Purchase of property and equipment	(112,265)	(159,829)
Net cash used in investing activities	(158,935)	(212,762)
Financing activities:
Proceeds from issuance of long-term debt	115,526	73,914
Proceeds from stock options exercised	—	88
Payments on debt and capital lease obligations	(10,235)	(9,749)
Excess tax (deficiency) benefit from equity-based compensation	—	(778)
Repurchase of common stock	(1,034)	(9,601)
Debt issuance costs	(2,274)	(34)
Net cash provided by financing activities	101,983	53,840
Net (decrease) increase in cash and cash equivalents	117,210	99,177
Cash and cash equivalents at beginning of period	700,900	803,632
Cash and cash equivalents at end of period	$818,110	$902,809
Supplemental disclosures
Cash payments for:
Interest, net of capitalized interest	$3,943	$3,430
Income taxes paid, net of refunds	$2,881	$(64,158)
Non-cash transactions:
Capital expenditures funded by capital lease borrowings	$(130)	$(31)

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended March 31,
Operating Statistics	2017	2016	Change
Available seat miles (ASMs) (thousands)	6,875,899	5,983,005	14.9%
Revenue passenger miles (RPMs) (thousands)	5,613,422	5,070,313	10.7%
Load factor (%)	81.6	84.7	(3.1) pts
Passenger flight segments (thousands)	5,570	4,988	11.7%
Block hours	104,035	93,545	11.2%
Departures	39,330	35,160	11.9%
Total operating revenue per ASM (TRASM) (cents)	8.61	8.99	(4.2)%
Average yield (cents)	10.54	10.61	(0.7)%
Average ticket revenue per passenger flight segment ($)	53.82	54.65	(1.5)%
Average non-ticket revenue per passenger flight segment ($)	52.42	53.23	(1.5)%
Total revenue per passenger flight segment ($)	106.24	107.88	(1.5)%
CASM (cents)	7.74	7.30	6.0%
Adjusted CASM (cents) (1)	7.66	7.03	9.0%
Adjusted CASM ex-fuel (cents) (2)	5.62	5.59	0.5%
Fuel gallons consumed (thousands)	79,064	70,550	12.1%
Average economic fuel cost per gallon ($)	1.77	1.22	45.1%
Aircraft at end of period	100	83	20.5%
Average daily aircraft utilization (hours)	11.9	12.8	(7.0)%
Average stage length (miles)	985	995	(1.0)%

(1)	Excludes special items.

(2)	Excludes economic fuel expense and special items.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Special Items
(unaudited)

	Three Months Ended
	March 31,
(in thousands)	2017	2016
Operating special items include the following (1):
Loss on disposal of assets	1,105	214
Special charges	4,776	16,202
Total operating special items	$5,881	$16,416

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except CASM data in cents)	2017	2016
Total operating expenses, as reported	$532,341	$436,844
Less operating special items (1)	5,881	16,416
Adjusted operating expenses, non-GAAP (2)	526,460	420,428
Less: Economic fuel expense	139,782	85,982
Adjusted operating expenses excluding fuel, non-GAAP (3)	$386,678	$334,446

Available seat miles	6,875,899	5,983,005

CASM (cents)	7.74	7.30
Adjusted CASM (cents) (2)	7.66	7.03
Adjusted CASM ex-fuel (cents) (3)	5.62	5.59

(1)	Special items include loss on disposal of assets and special charges. Special charges are primarily related to lease termination costs.

(2)	Excludes operating special items.

(3)	Excludes operating special items and economic fuel expense as described in the "Reconciliation of Economic Fuel Expense to GAAP Fuel Expense" table below.

Reconciliation of Adjusted Net Income, Adjusted Pre-Tax Income, and Adjusted Operating Income to GAAP Net Income
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2017	2016
Net income, as reported	$31,935	$61,920
Add: Provision for income taxes	19,887	36,140
Income before income taxes, as reported	51,822	98,060
Pre-tax margin, GAAP	8.8%	18.2%
Add operating special items (1)	$5,881	$16,416
Adjusted income before income taxes, non-GAAP (2)	57,703	114,476
Adjusted pre-tax margin, non-GAAP (2)	9.8%	21.3%
Add: Total other (income) expense	7,583	3,239
Adjusted operating income, non-GAAP(2)	65,286	117,715
Adjusted operating margin, non-GAAP(2)	11.0%	21.9%

Provision for adjusted income taxes (3)	22,144	42,190
Adjusted net income, non-GAAP (2)(3)	$35,559	$72,286

Weighted average shares, diluted	69,592	71,777

Adjusted net income per share, diluted (2)(3)	$0.51	$1.01

Total operating revenues	$591,746	$538,143

(1)	See "Special Items" for more details.

(2)	Excludes operating special items.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income.

The Company believes economic fuel expense is the best measure of the effect fuel prices are currently having on its business, because it most closely approximates the net cash outflow associated with purchasing fuel used for its operations during the period. Economic fuel expense is defined as into-plane fuel expense, realized gains or losses on derivative contracts, plus the economic premium expense related to fuel option contracts in the period the option is benefiting. The key difference between aircraft fuel expense as recorded in its statement of operations and economic fuel expense is unrealized mark-to-market changes in the value of aircraft fuel derivatives outstanding and the timing of premium gain or loss recognition on its outstanding fuel option contracts. Many industry analysts evaluate airline results using economic fuel expense, and it is used in our internal management reporting.
Reconciliation of Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended
	March 31,
(in thousands, except per gallon data)	2017	2016
Fuel expense
Aircraft fuel, as reported	$139,782	$85,982

Fuel gallons consumed	79,064	70,550

Economic fuel cost per gallon, non-GAAP	$1.77	$1.22

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	March 31, 2017
Operating income	$401,767
Add operating special items (1)	30,841
Adjustment for aircraft rent	206,543
Adjusted operating income (2)	639,151
Tax (37.1%) (3)	237,125
Adjusted operating income, after-tax	$402,026
Invested capital:
Total debt	$1,084,394
Book equity	1,428,346
Less: Unrestricted cash, cash equivalents & short-term investments	918,404
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,445,801
Total invested capital	$3,040,137

Return on invested capital (ROIC), pre-tax (2)	21.0%
Return on invested capital (ROIC), after-tax (2)(3)	13.2%

(1)	See "Special Items" for more details.

(2)	Excludes special items.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended March 31, 2017.

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